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                                                                   EXHIBIT 10(c)

                                     E-207
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   RESEARCH SUPPORT AGREEMENT BETWEEN THE COMPANY AND OREGON STATE UNIVERSITY


                                 RESEARCH SUPPORT AGREEMENT

          This AGREEMENT (this "Agreement") is made as of the 31st day of January, 1996 by and between SIGA PHARMACEUTICALS, INC. ("Sponsor"), a corporation organized and existing under the laws of the State of Delaware, having an office at 666 Third Avenue, 30th Floor, New York, New York, 10017 and the STATE OF OREGON, Acting by and through the STATE BOARD OF HIGHER EDUCATION on behalf of OREGON STATE UNIVERSITY, an institution of higher education in the State of Oregon located at Corvallis, Oregon ("University").

I.  Scope of Work
    -------------

     Sponsor grants to University and University accepts support for basic research investigations under the direction of Dennis Hruby, Ph.D. as described in the attached Statement of Work (Attachment A) and Budget (Attachment B).

II.  Compensation
     ------------

     In consideration of University's exerting its good faith efforts to carry out the research described in Attachment A ("Research"), pursuant to the budget described in Attachment B, Sponsor will pay University *****/1/ dollars. Sponsor will pay University one-quarter of the amount for the first year upon the execution of this Agreement, and the remaining payments will be made at three-month intervals in advance. Checks should be made payable to "Oregon State University" and should identify the Sponsor and the Principal Investigator and be sent to the address set forth for University in Paragraph 16. University shall not be obligated to expend funds (except with respect to general overhead and administration, which expenses University shall bear), and Sponsor shall not be obligated to reimburse University for funds in excess of those provided under this Agreement to conduct the Research.

III. Period of Performance
     ---------------------

     Unless sooner terminated under Paragraph 21, research under this Agreement will be performed during the two-year period beginning on the date of this Agreement. Sponsorship shall continue at the same level as set forth in Paragraph 2 for a third and subsequent years thereafter unless Sponsor gives the University a minimum of six (6) months notice that it does not wish to fund research for such third and subsequent years.

IV.  Technical Representatives
     -------------------------

     Sponsor's Technical Representative shall be Joshua D. Schein, Ph.D., or other such representative as Sponsor may subsequently designate in writing. University's Principal Investigator shall be Dennis Hruby, Ph.D., who shall be responsible for the direction and conduct of the Research.

V.   Consultation with Sponsor's Representatives
     -------------------------------------------

     During the period of this Agreement, Sponsor's Technical Representative and other representatives will have reasonable access to visit and consult informally with University's Principal Investigator regarding the Research both personally and by telephone. Access to work carried on in University laboratories in the course of the Research shall be entirely under the control of University personnel; Sponsor's representatives shall be permitted to visit such laboratories only during usual hours of operation as is mutually agreeable.



_____________
1    Confidential information is omitted and identified by a ***** and filed separately with the SEC pursuant to a request for Confidential Treatment.

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VI.  Technical Reports
     -----------------

     The Principal Investigator shall make quarterly oral reports and a detailed, written annual report regarding the Research to Sponsor's Technical Representative. Within sixty (60) days after the expiration of this Agreement, the Principal Investigator shall submit a comprehensive written final report to Sponsor.

VII. Publicity
     ---------

     Neither party shall use the name of the other in any form of advertising or promotion without the prior written approval of the other; provided, however, that it is expressly agreed that Sponsor may reveal or identify the University or any member of its faculty or staff as the inventor, source or origin of any technology, technical information or any product or process arising from the Research for the purpose of soliciting third parties to invest or enter into other commercial arrangements with Sponsor, or to acquire a sublicense, assignment or other transfer of rights in such technology from Sponsor and provided further that Sponsor may use and disclose the University's name and the name of any member of its faculty or its staff in its internal communications or, upon prior disclosure and consultation with the University, in making any required governmental reports and filings. In addition, the parties may acknowledge Sponsor's support for, and the nature of, the investigations being pursued under this Agreement. In any such statement, the relationship of the parties shall be accurately and appropriately described.

VIII.  Publication
       -----------

     The Parties recognize the traditional freedom of all scientists to publish and present promptly the results of their research. The Parties also recognize that patent rights can be jeopardized by public disclosure prior to the filing of suitable patent applications. Therefore, the University will assure that each proposed publication concerning the Research, whether oral or written, before submission to a publisher (or other entity), will be submitted to Sponsor for review in connection with preservation of
     patent rights.   Sponsor shall have thirty (30) days in which to review the publication, which may be extended for an additional thirty (30) days when Sponsor provides University with a reasonable need for such extension. By mutual agreement, this period may be further extended for not more than an
     additional three (3) months.   Sponsor will allow for simultaneous
     submission of the publication to the publisher (or other entity) and Sponsor, where appropriate. All employees of the University and persons otherwise acting on behalf of both the University and Sponsor will be expected to treat matters of authorship in a proper collaborative spirit, giving credit where it is due and proceeding in a manner which fosters cooperation and communication.

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IX.  Intellectual Property and Patent Rights
     ---------------------------------------

     All rights in inventions, discoveries, biological material or software created in the course of the Research (collectively, the "Inventions") shall be assigned to and the property of the University. University agrees to license any such Inventions to Sponsor according to the terms set forth in Paragraph 10. University shall promptly report in writing to Sponsor the existence and nature of any Inventions. Sponsor shall select qualified independent patent counsel, subject to the approval of the University, to file, prosecute and maintain all patent applications arising from the Research, at the expense of Sponsor, including divisionals, continuations. continuations-in-part, reissues, renewals, foreign counterparts or extensions. Sponsor shall be entitled to determine the countries in which it wishes to obtain and maintain patent protection under this Agreement, if any, and shall be free, at any time and at its sole option and upon notice to the University, to abandon patent prosecution or maintenance in any country. Should Sponsor decide not to finance the preparation, filing, prosecution, or maintenance of any patent application Sponsor will give notice to the University of such decision in writing in adequate time to allow the University, at its own cost, to effectuate such preparation, filing, prosecution, or maintenance if it desires to do so. University agrees to cooperate with Sponsor in its activity in applying for U.S. or foreign patents or in the defense or enforcement of any patent rights, and will cause University's employees to execute and deliver to Sponsor such documents and instruments as Sponsor may request in order to assist Sponsor in the preparation, filing, prosecution or maintenance of any patent application. Nothing herein is intended or shall be construed as obligating Sponsor to finance the preparation, filing, prosecution or maintenance of any patent application in any country or jurisdiction in which it believes it is not in the best business interest of Sponsor to do so.

X.   Royalties
     ---------

     As consideration for the license of rights to Inventions provided in Paragraph 9, for any Invention which is not related to the "Core Technology," as defined in the License and Research Support Agreement between Sponsor and The Rockefeller University (the "Rockefeller Agreement"), Sponsor agrees to pay the University royalties on the same basis and at the same rates as royalties are paid under Paragraph 3 of the Rockefeller Agreement; provided, however, that the aggregate amount of
                            --------  -------
     royalties paid by Sponsor shall not be greater than the amount of royalties Sponsor is obligated to pay under Paragraph 3 of the Rockefeller Agreement. For any Invention related to the Core Technology, Sponsor shall pay royalties as set forth in Paragraph 3 of the Rockefeller Agreement.

XI.  Confidentiality
     ---------------

     Subject only to publication rights set forth in Paragraph 8 and to the limitations and conditions of the Oregon Public Records Law, University represents that University and its employees, faculty and students are obligated to keep all information concerning the Research confidential and agrees that University and its employees, faculty and students will not disclose any information related to the Research to any third party without the express written consent of Sponsor.

XII. Product Liability
     -----------------

     Sponsor agrees to indemnify and hold harmless the University and its trustees, officers, agents, faculty, employees, and students from any and all liability arising from injury or damage to person or property resulting directly or indirectly from any product liability claims relating to products based on the Research unless such claim is due solely to the negligence of University. This obligation may be delegated by the Sponsor to assignees of the Sponsor's rights under this Agreement and may be satisfied by the Sponsor's or its assignees

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     obtaining and maintaining appropriate and available product liability insurance for a conventional amount of coverage generally deemed appropriate in the biotechnology or pharmaceutical industry, under which insurance the University is named as an additional insured. The University shall promptly give the Sponsor notice of any claim asserted or threatened on the basis of which the party giving such notice intends to seek indemnification from Sponsor as herein provided.

XIII.  Warranties
       ----------

     UNIVERSITY MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION, ORIGINALITY OR ACCURACY OF THE RESEARCH OR ANY INVENTION(S) OR PRODUCT(S), WHETHER TANGIBLE OR INTANGIBLE, CONCEIVED, DISCOVERED, OR DEVELOPED UNDER THIS AGREEMENT; OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR ANY SUCH INVENTION OR PRODUCT. UNIVERSITY SHALL NOT BE LIABLE FOR ANY DIRECT, CONSEQUENTIAL, OR OTHER DAMAGES SUFFERED BY SPONSOR, ANY LICENSEE, OR ANY OTHERS RESULTING FROM THE USE OF THE RESEARCH OR ANY SUCH INVENTION OR PRODUCT.

XIV. Independent Contractor
     ----------------------

     For the purposes of this Agreement and all services to be provided hereunder, each party shall be, and shall be deemed to be, an independent contractor and not an agent or employee of the other party. Neither party shall have authority to make any statements, representations or commitments or any kind, or to take any action, which shall be binding on the other party, except as may be explicitly provided for herein or authorized by the other party in writing.

XV.  Assignment
     ----------
     Neither party may assign this Agreement without the prior written consent of the other party. Any and all assignments not made in accordance with this section shall be void.

XVI. Notices
     -------

     Any notice required to be given pursuant to this Agreement shall be made by personal delivery or, if by mail, then by registered or certified mail, return receipt requested, with postage and fees prepaid, by one party to the other party at the addresses noted below, or to such other address as such party may designate in writing from time to time to the other party.

               In the case of Sponsor, notice should be sent to:
                    SIGA Pharmaceuticals, Inc.
                    666 Third Avenue, 30th Floor
                    New York, NY 10017
                    Attention: Joshua D. Schein

               In the case of University, notice should be sent to:

                    Oregon State University
                    Contract Administration
                    306 Administrative Services Bldg.
                    Corvallis, OR  97331-2147
                    Attn: 97331-2147


XVII.  No Oral Modification
       --------------------

     No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

XVIII.    Paragraph Headings
          ------------------
     The section headings are provided for convenience and are not to be used in construing this Agreement.

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XIX. Survivorship
     ------------
     The provisions of Paragraphs 7, 9, 11, 12, 14, 19, 20 and 21 shall survive any expiration or termination of this Agreement.

XX.  Term and Termination
     --------------------

     This Agreement shall expire the date which is two years from the date of this Agreement, unless extended by the mutual agreement of the parties or sooner terminated in accordance with the provisions of this Paragraph. In the event University's Principal Investigator is unavailable or unable to continue direction of the Research for a period of thirty (30) days, Sponsor may immediately terminate this Agreement. Either party may terminate this Agreement in the event of a material breach by the other party, provided only that the breaching party is given notice of the breach and a reasonable time, not to exceed thirty (30) days, in which to cure such breach. Termination or expiration of this Agreement for reasons other than an unremedied failure to meet the material obligations under this Agreement shall not affect the rights and obligations of the parties accrued prior to termination.

XXI. Entire Agreement
     ----------------

     This instrument contains the entire Agreement between parties hereto. No verbal agreement, conversation or representation between any officers, agents, or employees of the parties hereto either before or after the execution of this Agreement, shall affect or modify any of the terms or obligations herein contained.

XXII.  Counterparts
       ------------
     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

                                    SIGA PHARMACEUTICALS, INC.

                                    By:  Joshua D. Schein
                                         ----------------
                                    Its: Chief Financial Officer



                                    STATE OF OREGON, Acting by and through the STATE BOARD OF HIGHER EDUCATION on behalf of OREGON STATE UNIVERSITY



                                    By: /s/
                                        ------------------------
                                         Contract Officer, Oregon State
                                         University

                                     E-212
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                                   EXHIBIT A
                                   ---------

The funds received from SIGA PHARMACEUTICALS, INC. will be used to support basic research activities in the laboratory of Dennis E. Hruby at Oregon State University. Specifically, Dr. Hruby will conduct experiments designed to continue the development of gram positive commensal bacteria for use as expression vetors. This will involve testing new methods and sites for inserting immunogenicity of foreign proteins, and constructing prototype vaccine formulation for use in animal efficacy studies.

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                               Exhibit B - Budget
                               ------------------

                                     YEAR 1
                                     ------

Personnel                        Salary   Benefits   Total
---------                        ------   --------   -----
Christine A. Franke              *****/1/  *****/1/  *****/1/
Senior Research Assistant

Lab helper (half-time)           *****/1/  *****/1/  *****/1/

Supplies & Services
-------------------
Consumable supplies (media, plates, enzymes, etc.)                  *****/1/
Contract Services (oligonucleotide synthesis, DNA sequencing, etc.) *****/1/

Travel
------
P.J. to/from New York on a quarterly basis                          *****/1/
                                                                    -------
                                                Total direct costs  *****/1/

                                  OSU indirect costs, 96-97 (41.5%) *****/1/
                                                                    -------
                                                        Total costs *****/1/

                                     YEAR 2
                                     ------

Same as Year 1 with a 4% increase in direct costs to cover inflation, and an increase in indirect cost rate to 42.5% in accordance with agreement currently in place with DHHS.

                                 Total direct costs  *****/1/

                                 OSU indirect costs, 97-98 (42.5%) *****/1/

                                 Total costs      *****/1/


                                 TOTAL REQUESTED TWO YEAR BUDGET  *****/1/

_____________
1 Confidential information is omitted and identified by a ***** and filed separately with the SEC pursuant to a request for Confidential Treatment.

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